                            CONSENT OF COUNSEL

                     Warburg, Pincus Japan Growth Fund, Inc.

            We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-63655, Investment Company Act File No. 811-07371) of Warburg, Pincus Japan Growth Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                        /s/ Willkie Farr & Gallagher
                                        ----------------------------------
                                            Willkie Farr & Gallagher

February 21, 1997
New York, New York